Exhibit 10.43

Portions of this exhibit marked [*] are requested to be treated confidentially.

MANUFACTURING EXPANSION SERVICES AGREEMENT

This Services Agreement (this “Agreement”) is entered into, effective as of January 17, 2014 (the “Effective Date”), by and between Cognate BioServices, a Delaware corporation (Cognate”), and Northwest Biotherapeutics, a Delaware corporation (“NW Bio”).

RECITALS

WHEREAS, NW Bio is in the business of developing immune cell therapies for cancer, and Cognate is in the business of manufacturing clinical grade cellular products on a contract services basis;

WHEREAS, NW Bio and Cognate previously entered into a Services Agreement for the production of NW Bio’s DCVax® Products by Cognate (the “Prior Services Agreement”) and the Conversion and Lock-Up Agreement (the “Lock-Up Agreement”);

WHEREAS, Cognate has dedicated cGMP facilities and other facilities to NW Bio programs, and conducted all of NW Bio’s physical operations including all collections of patient tumor tissues and leukapheresis materials from clinical sites, all manufacturing, quality control, cryopreservation and banking of all DCVax® Products, and all distribution and logistics to the point of care throughout the US, as well as management and oversight of all such functions in Europe and Israel;

WHEREAS, both the quantity and the scope of services NW Bio has requested that Cognate provide greatly exceed the maximum scope and amounts contemplated or provided for in the Prior Services Agreement [*];

WHEREAS, NW Bio desires [*];

WHEREAS, NW Bio has requested Cognate to provide all necessary services to identify and evaluate potential sites for the manufacturing expansion [*];

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WHEREAS, the parties also desire to update and reformulate their existing Prior Services Agreement into a more comprehensive and complete set of four agreements including (i) this Manufacturing Expansion Services Agreement; (ii) a DCVax-L Manufacturing and Services Agreement, (iii) a new DCVax-Direct Manufacturing and Services Agreement, and (iv) a new Ancilliary Services Agreement.

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

AGREEMENT

Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1:    SERVICES

1.1    Scope of Services.

Cognate will provide to NW Bio, on the terms and conditions set forth herein, the services required to identify, select, develop, obtain regulatory approvals for, and put into operation [*] expanded manufacturing facilities (collectively, the “Manufacturing Expansion Services” or the “Services”). Cognate will engage experts and other third parties as appropriate to assist with such services [*]. Such Services will include the following:

1.1.1    Identification, Evaluation, Selection and Acquisition of [*] Sites: Cognate will identify [*] sites which may be suitable for, or may be adapted for, manufacturing of DCVax® Products. Cognate will will undertake evaluation of such [*] sites [*].

1.1.2    Design and Engineering: For the [*] sites that are acquired, Cognate will develop the facility layout and design, [*].

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1.1.8    Other Services: In addition to the services provided for under the foregoing Sections 1.1.1 through 1.1.7, the parties will determine any other services which may be required for manufacturing expansion, and the parties will develop work plans, timelines and budgets for execution of such other services by Cognate pursuant to this Agreement.

1.2    Manufacturing Expansion Locations

The parties currently anticipate that the manufacturing of DCVax® Products will be structured on a regional basis, [*]. This regional approach will enable the tumor tissue collections and leukapheresis collections to reach the manufacturing facilities within the necessary time windows, while also enabling efficient operations with economies of scale.

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

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SECTION 2:    PAYMENTS

2.1    Payment Terms for Manufacturing Expansion Services

2.1.1 The parties will determine and agree upon the payment terms for the Manufacturing Expansion Services described in Section 1 hereof, subject to the provisions of Section 2.5.2 hereof (for payment of at least half of all Ancillary Services Invoices in stock, with fifty percent (50%) warrant coverage, [*], and such payment terms will be included in the sub-agreements or work orders for such Services that are to be attached hereto as Exhibits. The parties will negotiate and decide all such payment terms in good faith on market based terms, with due consideration of any special factors, such as accelerated timetables and related extra costs and difficulties.

2.1.2 For Manufacturing Expansion Services which require dedicated equipment and/or facilities, the payment terms will include billing of the costs and fees relating to such equipment and facilities to NW Bio. Likewise, for Manufacturing Expansion Services which require dedicated personnel and/or systems or operations, the payment terms will include capacity charges as well as usage charges. The payment terms for Manufacturing Expansion Services will cover a specified amount of such Services (e.g., for a specified site or facility), determined by NW Bio. For Services in excess of the amounts NW Bio has contracted for, the payment terms will require payment at substantial premium levels to cover the excess costs and difficulties of Cognate providing Services in excess of the amounts that NW Bio has chosen and contracted for, and that have been budgeted and planned for.

2.1.3 If Cognate sub-contracts, retains or otherwise arranges for third party experts or others to perform certain Manufacturing Expansion Services, Cognate will undertake technology transfer to such third parties as needed, and will supervise and oversee performance of such Services by such third parties as needed (collectively, the “Supervisory Services”), [*]. NW Bio will pay Cognate fees for the Supervisory Services, and the amounts of such Supervisory Fees will be included in the applicable sub-agreement or work order that is attached hereto as an exhibit and covers such Services.

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

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2.2    Milestone and Initiation Payment

[*] NW Bio acknowledges and agrees that Cognate’s performance of Manufacturing Expansion Services to date, including on an accelerated timetable, before even having an agreement in place, have been of great value to NW Bio. NW Bio now needs a further expanded scope and amount of Manufacturing Expansion Services. NW Bio will make Milestone and Initiation payments in connection with the launch of greatly expanded Manufacturing Expansion Services pursuant to this Agreement, and in connection with milestones reached hereunder. [*] NW Bio will also make milestone payments to Cognate upon the achievement of mutually agreed operational milestones. Such milestones will be included in the ongoing sub-agreements or work orders attached hereto as Exhibits, and/or may be otherwise agreed by the parties. [*]

2.3    Reimbursement of Expenses

In addition to the payments for the services and expenses provided in this Section 2, NW Bio will reimburse all expenses, including travel-related costs, incurred by Cognate in performing any Services hereunder, and will pay an appropriate per diem amount.

2.4          Annual Cost of Living Increases

All payment amounts provided for pursuant to this Agreement will be subject to an annual increase of three percent (3%). The first increase will be effective on the 12 month anniversary of the Effective Date this Agreement.

2.5          Form and Timing of Payments

2.5.1 Payment of Manufacturing Expansion Services Bills will be due within fifteen (15) after the invoice date. In the event that NW Bio fails to pay any Manufacturing Expansion Services Bills within fifteen (15) days after the invoice date, then commencing thirty (30) days after the invoice date and continuing until paid in full by cash and/or stock, the overdue amount will bear default interest at the rate of one and one-half percent (1-1/2%) per month. If any collection action is undertaken to collect unpaid amounts, NW Bio will pay all fees and costs associated with such collection actions including, without limitation, reasonable attorneys’ fees, as incurred.

2.5.2 At least half of all Manufacturing Expansion Services Bills during the first eighteen (18) months following the Effective Date of this Agreement (the “Conversion Period”) will be paid in shares of NW Bio Common Stock, with the remaining portions of such Manufacturing Expansion Services Bills paid in cash. [*] The conversion price for any conversions after the Conversion Period will be jointly determined by the parties, based upon market factors. With respect to any shares of NW Bio Common Stock to be issued hereunder, Cognate may elect to receive unregistered shares immediately (with registration rights as provided herein) or to receive registered shares on the earliest date that any registered shares are issued to any other investors after the invoice date of the Manufacturing Expansion Services Bill being converted.

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

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2.6    Most Favored Nation Terms

Notwithstanding anything to the contrary herein, or in any other document or source, any amounts owed that are paid by NW Bio in shares, warrants and/or other securities of any kind (including RSUs, convertible debt securities or other) issued or issuable in connection with this Agreement (including any subsequent amendments hereof), will be subject to adjustment on a most favored nation basis relative to the terms provided to any other investor or creditor of NW Bio during the Term of this Agreement or the Lock-Up Agreement, at Cognate’s election, so that the terms of all shares, warrants and/or other securities issued or issuable under this Agreement will have terms no less favorable to Cognate than the terms of any shares, warrants and/or other securities issued or issuable to any other investor or creditor during the Term of this Agreement. For the avoidance of doubt, the application of most favored nation treatment will include not only the price and terms of securities issued but also the addition of, and terms relating to, additional securities, and additional rights and/or benefits to the investor or creditor (including warrants, rights of first refusal, registration rights, pre-emptive rights, and/or other securities, rights or benefits). Such most favored nation adjustments may be implemented at any time or times after being triggered by terms provided to other investors or creditors, and may be triggered on multiple occasions with respect to a particular security issued hereunder.

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SECTION 3:    CONFIDENTIALITY

In connection with this Agreement, the parties will execute and maintain a mutual Confidential Disclosure Agreement substantially in the form attached hereto as an exhibit.

SECTION 4:    REPRESENTATIONS AND WARRANTIES

4.1    Agreement Duly Authorized; Valid and Binding Obligations

Cognate and NW Bio each hereby represents and warrants, severally and not jointly, that:

4.1.1    Such party is a corporation or entity duly organized, validly existing and in good standing under the laws of the jurisdiction where such party is domiciled, and has all necessary power and authority to (i) own, operate and occupy its properties and to carry on its business as presently conducted and (ii) enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby. Such party is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect.

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

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4.1.2    All necessary corporate or other proceedings, votes, resolutions, consents, waivers and approvals relating to the sale and purchase of shares have been completed by the applicable party. Upon execution, this Agreement will constitute a valid and legally binding obligation of the party, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.2    Valid Issuances; No Violation

NW Bio hereby represents and warrants that:

Upon issuance hereunder, each conversion share will be validly issued, fully paid and non-assessable. The execution, delivery, performance, issuance, sale and delivery of this Agreement and compliance with the provisions hereof by NW Bio will not (a) violate any provision of NW Bio’s certificate of incorporation or bylaws or, to the knowledge of NW Bio, any law, statute, rule or regulation applicable to NW Bio, or any order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to NW Bio or any of its assets or (b) conflict with or result in any material breach of any of the terms or conditions of any agreement or instrument to which NW Bio is a party, or give rise to any right of termination, cancellation or acceleration under any such agreement or instrument, or result in the creation of any lien or other encumbrance upon any of the material assets of NW Bio.

4.3    No Warranties of Merchantability or Fitness

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, COGNATE MAKES NO WARRANTIES OR REPRESENTATIONS OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY, WITH RESPECT TO ANY MANUFACTURING EXPANSION SERVICES RENDERED HEREUNDER, OR ANY TECHNOLOGY THAT MAY BE USED IN OR INCORPORATED INTO SUCH SERVICES, OR ANY EQUIPMENT OR FACILITIES DEVELOPED, PROVIDED OR USED IN CONNECTION WITH SUCH SERVICES, OR ANY PRODUCTS PRODUCED HEREUNDER.

SECTION 5:    INSURANCE, INDEMNIFICATION, LIABILITY

5.1    NW Bio Insurance Obligations

NW Bio is required to obtain and to maintain throughout the term of this Agreement, in such amounts as are reasonably acceptable to Cognate, (a) clinical trial insurance covering all clinical trials of its DCVax® Products, (b) all-risks umbrella insurance, (c) product liability insurance covering the distribution, use and administration of DCVax® Products to patients in expanded access, early access and compassionate use programs as well as in commercialization, and (d) such other insurance as is reasonable or customary in the industry. Cognate will be a named insured and beneficiary on all such insurance coverages.

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5.2    Cognate Insurance Obligations

Cognate is required to obtain and to maintain throughout the term of this Agreement, in such amounts as are reasonably acceptable to NW Bio, (a) product liability insurance covering the manufacture of its DCVax® Products by Cognate, and (b) such other insurance as is reasonable or customary in the industry. NW Bio will be a named insured and beneficiary on all such insurance coverages.

5.3    Indemnification

In addition to all rights and remedies available to Cognate at law or in equity, NW Bio will indemnify and hold harmless Cognate and its successors, assigns, affiliates and their respective present and former directors, officers, partners, employees, agents, representatives, shareholders, successors and assigns (each an "Indemnified Party") to the fullest extent permitted by law from and against all costs, expenses, losses, claims, damages, liabilities, [*] (the foregoing, collectively, “Damages”) (a) arising from or pursuant to or relating to this Agreement and/or any transactions or services contemplated hereunder, including any treatment of patients and any claims for refunds or Damages by or on behalf of patients and/or medical personnel; (b) arising from or relating to any changes from the original agreement of the parties as described herein, or arising or relating to a delayed agreement, or arising from or relating to delayed payment, delayed conversions and/or delayed issuances hereunder beyond the applicable Manufacturing Services Bill dates or other applicable reference dates and/or the most favored nation price applicable to such Manufacturing Bill conversions, or to the Milestone and Initiation Payments, and (c) arising from or relating to any use or administration to patients of DCVax® Products manufactured by Cognate, provided that Cognate has manufactured such DCVax® Products substantially in accordance with the applicable specifications or SOPs for such DCVax® Products and/or with commercially reasonable deviation from such SOPs. NW Bio will pay all fees and expenses (including reasonable attorneys’ fees), as incurred, which are incurred by or on behalf of an Indemnified Party, or to which an Indemnified Party may become subject, in connection with any matters covered by this indemnification and/or in connection with investigating, preparing, pursuing, defending and resolving any threatened or pending claim, action, proceeding or investigation (collectively, “Proceedings") arising therefrom, whether or not such Indemnified Party is a formal party to such Proceedings.

SECTION 6:    TERM AND TERMINATION

6.1    Term

This Agreement will remain in force until the later of until the later of seven (7) years from the Effective Date (the “Term”) or five (5) years after the first commercial sales of DCVax® Products pursuant to a Biologics License Application or marketing authorization (not a compassionate use, early access, expanded access or similar authorization), unless terminated earlier pursuant to Section 6.2.

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6.2    Termination

Either party may terminate this Agreement in the event of a material breach by the other party which remains uncured after notice of such breach for a period of thirty (30) days in the case of a monetary breach, or a period of one hundred twenty (120) days in the case of a non-monetary breach that is material to the contract taken as a whole. The non-breaching party will have all remedies for breach available at law and in equity, including injunction or specific performance, regardless of whether such party elects to terminate this Agreement or not.

SECTION 7:    REGISTRATION

7.1.    Unregistered Shares.

For any conversion shares issued hereunder which are unregistered under the Securities Act of 1933, as amended (the “Securities Act”) at the time of issuance, the certificates evidencing such unregistered conversion shares may, if necessary, bear the following legend (or a substantially similar legend) and such other legends as may be required by applicable laws:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR UNLESS SUCH TRANSACTION IS IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.”

7.2    Registration.

Cognate will be entitled to “piggyback” registration rights, with respect to all unregistered conversion shares issued hereunder and all other shares and securities of NW Bio owned by Cognate and its affiliates, in any registrations effected by NW Bio until all such shares and securities have been registered. NW Bio will use commercially reasonable efforts to complete such registrations by the earlier of six (6) months after the Effective Date of this Agreement or six (6) months after issuance during the Term of this Agreement.

7.3    Registration Costs.

NW Bio will bear all costs and expenses (including attorneys’ fees) relating to the preparation and filing of all registrations which NW Bio is required to undertake pursuant to this Agreement.

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SECTION 8:    MISCELLANEOUS

8.1    Governing Law

This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

8.2    Entire Agreement

This Agreement (including all exhibits hereto, which are automatically incorporated herein by reference when added hereto during the Term of this Agreement in accordance with this Agreement) constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements, understandings, promises or undertakings with respect to the subject matter hereof, provided however, that this Agreement is part of a package of agreements which also includes a DCVax®-L Services Agreement, DCVax®-Direct Services Agreement and Manufacturing Expansion Services Agreement.

8.3    Amendments

Except as otherwise expressly provided herein, this Agreement may not be amended except by a written instrument signed by both parties hereto.

8.4    Survival

The provisions of Sections 2 – 5, and 7 hereof will survive the expiration or termination of this Agreement until expiration of the applicable statute of limitations.

8.5    Notices

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to be effective upon delivery when delivered (a) personally; (b) by facsimile or email, provided a copy is mailed no later than the next business day through a nationally recognized overnight delivery service; or (c) by overnight delivery through a nationally recognized overnight delivery service, in each case properly addressed to the receiving party at such address or facsimile number as the receiving party has furnished to the sending party in writing.

8.6    Severability

If one or more provisions of this Note are held to be unenforceable under applicable law, then (i) such provision will be excluded from this Note, (ii) the balance of the Note will be interpreted as if such provision were so excluded, (iii) the balance of the Note will be enforceable in accordance with its terms, and (iv) the parties will negotiate in good faith to amend or add to the provisions of this Note to effectuate as nearly as reasonably practicable, and as nearly as permitted under applicable law, the original intent of the parties with respect to the provision excluded.

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8.7    Successors and Assigns

Except as otherwise expressly provided herein, the provisions hereof will be binding upon, and inure to the benefit of the respective successors, assigns, heirs, executors and administrators of the parties hereto. Neither party hereto may transfer all or any portion of its rights under this Agreement to a third party other than an affiliate without the prior written consent of the other party hereto.

8.8    Interpretations

All pronouns and any variations thereof will be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require. All references to “$” or dollars herein will be construed to refer to United States dollars. The titles of the Sections and subsections of this Agreement are for convenience or reference only and are not to be considered in construing this Agreement. All references to “including” will be deemed to mean “including, without limitation.”

8.9    Severability

If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

8.10    No Waiver

No delay by a party hereto in exercising or enforcing any rights hereunder will be deemed to be any waiver of such rights. No partial waiver of any right or occurrence hereunder will be deemed to be any broader waiver, or waiver of any other right or occurrence, and no waiver on one occasion shall be deemed to be a waiver on any other occasion.

8.11    Counterparts

This Agreement may be executed in counterparts, each of which when so executed and delivered will constitute a complete and original instrument but all of which together will constitute one and the same agreement, and it will not be necessary when making proof of this Agreement or any counterpart thereof to account for any counterpart other than the counterpart of the party against whom enforcement is sought.

[signatures on following page]

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IN WITNESS WHEREOF, the parties have executed this Manufacturing Expansion Services Agreement effective as of the date first set forth above.

NORTHWEST	COGNATE BIOSERVICES, INC.
BIOTHERAPEUTICS, INC.

By:	By:

Name:	Name:

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